UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2018

O’REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On February 7, 2018, O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) issued a press release announcing its 2017 fourth quarter and full-year earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2018, the Company issued a press release announcing that Greg Johnson will be promoted to Chief Executive Officer (“CEO”) and Co-President, and Jeff Shaw will be promoted to Chief Operating Officer (“COO”) and Co-President effective May 8, 2018. Greg Henslee, who currently serves as the Company’s CEO and member of the Board of the Directors (the “Board”), has been nominated as Executive Vice Chairman of the Board and will serve in that role subject to his election as a director at O’Reilly’s upcoming Annual Shareholders’ Meeting in May. David O’Reilly will remain in his role as Executive Chairman of the Board.

Mr. Johnson, Co-President, age 52, joined O’Reilly in 2001 as part of the acquisition of Mid-State Automotive Distributors and has combined industry experience of 36 years. His primary areas of responsibility are Merchandise, Logistics, Purchasing, Inventory Management, Pricing, Advertising, Information Technology, Legal, Risk Management, Loss Prevention, Human Resources and Finance. Mr. Johnson’s O’Reilly career began as a part-time Distribution Center Team Member and progressed through the roles of Retail Systems Manager, Warehouse Management Systems (WMS) Development Manager, Director of Distribution, Vice President of Distribution Operations, Senior Vice President of Distribution Operations, and Executive Vice President of Supply Chain. He has held the position of Co-President since February of 2017.

Mr. Shaw, Co-President, age 55, has been an O’Reilly Team Member for 29 years. Mr. Shaw’s primary areas of responsibility are Store Operations, Sales, Distribution Operations, Real Estate, Jobber Sales and Acquisitions. Mr. Shaw’s O’Reilly career began as a Parts Specialist and progressed through the roles of Store Manager, District Manager, Regional Manager, Vice President of the Southern Division, Vice President of Sales and Operations, Senior Vice President of Sales and Operations, and Executive Vice President of Store Operations and Sales. Mr. Shaw has held the position of Co-President since February of 2017, and will retain the same areas of responsibility upon his promotion to Co-President and COO.

The Compensation Committee of the Board recommended, and the Board approved effective immediately, an annual base salary of $850,000 for Mr. Johnson and an annual base salary of $700,000 for Mr. Shaw, determined that each will be eligible to participate in the Company’s annual performance incentive compensation plan with an incentive target of 100% of his base salary, based on the Company’s performance as measured against the same criteria applied to the Company’s other executive officers, determined that Mr. Johnson will receive a stock option award with a grant date fair value of $2,850,000, and determined that Mr. Shaw will receive a stock option award with a grant date fair value of $1,700,000, each granted at the same time that annual grants for the Company’s other executive officers are awarded. The stock option awards are granted at an exercise price that is equal to the closing market price of the Company’s common stock on the date of the grant, become exercisable with respect to 25% of the covered shares one year from the date of the grant, 50% exercisable two years from the date of the grant, 75% exercisable three years from the date of the grant and the remainder become exercisable four years from the date of the grant and expire ten years after the date of the grant.

The text of the press release is attached hereto as Exhibit 99.2.

Section 8 – Other Events

Item 8.01 Other Events

On February 7, 2018, the Company issued a press release announcing that its Board approved a resolution to increase the authorization amount under its share repurchase program by an additional $1 billion, raising the aggregate authorization under the program to $10.75 billion. The information in the press release, attached as Exhibit 99.1, under the heading “Share Repurchase Program” is incorporated by reference herein (the remainder of Exhibit 99.1 is furnished pursuant to Item 2.02 above).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated February 7, 2018
99.2	Press release dated February 7, 2018

The information in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2018	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)